STOCK PURCHASE AGREEMENT

                           ---------------------------
     These securities have not been registered with the U.S. Securities and
        Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and are being
         offered in reliance on exemptions from registration provided in
               Section 4(2) of the Securities Act and Rule 506 of
                     Regulation D promulgated thereunder and
                preemption from the registration or qualification
                       requirements (other than notice filing and fee
                   provisions) of applicable state laws under
            the National Securities Markets Improvement Act of 1996.
                          ----------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into this 12th day of December, 2005, by and between ARADYME CORPORATION, a Delaware corporation (the "Company"), and EAGLE ROCK CAPITAL, LLC, a Utah limited liability company (the "Purchaser"), on the following:

                                    PREMISES

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the SEC under the Securities Act.

         B. The Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of 15,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) warrants to purchase an aggregate of up to 15,000,000 shares, subject to adjustment as provided herein, of the Company's common stock, par value $0.001 per share, the form of which is attached hereto as Exhibit A (the "Warrants"); and (iii) the shares of common stock issuable upon exercise of the warrants (the "Warrant Shares").

         C. Contemporaneously with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws.

                                    AGREEMENT

         NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants contained in this Agreement, it is hereby agreed as follows.

                                    ARTICLE I
                                   DEFINITIONS

         "10-KSB" means the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, as filed with the SEC on January 13, 2005, and as subsequently amended February 14, 2005.

         "Affiliate" means, respecting any Person: (a) a spouse or member of the immediate family of such Person; (b) any member, manager, director, officer, or partner of such Person; (c) any corporation, partnership, business, association, limited liability company, firm, or other entity of which such Person is a member, manager, director, officer, or partner or owns or controls, directly or indirectly, more than 50% of the voting stock or other equity interests; and (d) any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such first Person.

         "Agreement" means this Stock Purchase Agreement.

         "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

         "Closing" has the meaning specified in Section 2.09.

         "Closing Date" has the meaning specified in Section 2.09.

         "Common Stock" has the meaning specified in the premises of this Agreement.

         "Company" means Aradyme Corporation, a Delaware corporation, its successors and assigns.

         "Company's Knowledge" means a fact, circumstance, or other matter of which the Company has actual knowledge or reasonably should have knowledge after due inquiry of its officers, directors, and key employees and reasonable review of its books and records.

         "Confidential Information" means proprietary information, trade secrets, confidential information, and know-how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

         "Environmental Laws" has the meaning set forth in Section 3.17.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Funding Date(s)" means any one or more of the following: Tranche Two Funding Date, Tranche Three Funding Date, Tranche Four Funding Date, or Tranche Five Funding Date.

         "Generally accepted accounting principles" or "GAAP" means accounting principles that are (a) consistent with the principles promulgated or adopted by the United States Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time; (b) applied on a basis consistent with prior periods; and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

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

         "Indemnified Person" shall have the meaning set forth in Section 8.03.

         "Infringe" shall have the meaning set forth in Section 3.16(d).

         "Intellectual Property" means all of the following: (a) patents, patent applications, patent disclosures, and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications, and renewals for any of the foregoing; and (e) proprietary computer software (including data, data bases, and documentation).

         "Investment Representations" has the meaning set forth in Section 5.02(a).

         "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under the Transaction Documents.

         "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

         "Purchaser" means Eagle Rock Capital, LLC, a Utah limited liability company, and its successors and assigns.

         "Registration Rights Agreement" means the Registration Rights Agreement attached as Exhibit B to this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Filings" has the meaning set forth in Section 3.07.

         "Securities" means the Common Stock, the Warrants, and the Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" has the meaning set forth in Section 3.01.

         "Tranche Two Funding Date" is the date that is six months after the Closing Date.

         "Tranche Three Funding Date" the date that is nine months after the Closing Date

         "Tranche Four Funding Date" the date that is 12 months after the Closing Date

         "Tranche Five Funding Date" the date that is 15 months after the Closing Date

         "Transaction Documents" means this Agreement, the Warrants, and the Registration Rights Agreement.

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

         "Warrants" has the meaning specified in the premises of this Agreement.

         "Warrant Shares" has the meaning specified in the premises of this Agreement.


                                   ARTICLE II
                                PURCHASE AND SALE

         2.01 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Common Stock and Warrants at the times and prices and subject to the conditions set forth in this Agreement.

         2.02 Sale and Purchase. Subject to the terms and conditions of this Agreement, the Company, upon execution and acceptance of this Agreement and payment of the amount due at Closing, hereby agrees to sell, grant, and issue to the Purchaser, the following:

                  (a) Tranche One:

                           (i) 5,000,000 shares of Common Stock for a purchase
                  price of $0.20 per share, or a total of $1,000,000, payable at Closing; and

                           (ii) 5,000,000 Warrants to purchase one share of
                  common stock at $0.50 per share, or a total of $2,500,000 if all such Warrants are exercised, exercisable at any time within five years after the Closing Date.

                  (b) Tranche Two:

                           (i) 2,500,000 shares of Common Stock for a purchase
                  price of $0.20 per share, or a total of $500,000, payable on or before the date that is six months after the Closing Date (the "Tranche Two Funding Date"); and

                           (ii) 2,500,000 Warrants to purchase one share of
                  common stock at $0.75 per share, or a total of $1,875,000 if all such Warrants are exercised, exercisable at any time within five years after the Closing Date, subject to the condition that $500,000 is paid on the Tranche Two Funding Date, subject to adjustment as provided in Sections 2.03 and
                  2.04 below.

                  (c) Tranche Three:

                           (i) 2,500,000 shares of Common Stock for a purchase
                  price of $0.20 per share, or a total of $500,000, payable on or before the date that is nine months after the Closing Date (the "Tranche Three Funding Date"); and

                           (ii) 2,500,000 Warrants to purchase one share of
                  common stock at $0.75 per share, or a total of $1,875,000 if all such Warrants are exercised, exercisable at any time within five years after the Closing Date, subject to the condition that $500,000 is paid on the Tranche Three Funding Date, subject to adjustment as provided in Sections 2.03 and
                  2.04 below.

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

                  (d) Tranche Four:

                           (i) 2,500,000 shares of Common Stock for a purchase
                  price of $0.20 per share, or a total of $2,500,000, payable on or before the date that is 12 months after the Closing Date (the "Tranche Four Funding Date"); and

                           (ii) 2,500,000 Warrants to purchase one share of
                  common stock at $1.00 per share, or a total of $2,500,000 if all such Warrants are exercised, exercisable at any time within five years after the Closing Date, subject to the condition that $500,000 is paid on the Tranche Four Funding Date, subject to adjustment as provided in Sections 2.03 and
                  2.04 below.

                  (e) Tranche Five:

                           (i) 2,500,000 shares of Common Stock for a purchase
                  price of $0.20 per share, or a total of $500,000, payable on or before the date that is 15 months after the Closing Date; and

                           (ii) 2,500,000 Warrants to purchase one share of
                  common stock at $1.00 per share, or a total of $2,500,000 if all such Warrants are exercised, exercisable at any time within five years after the Closing Date, subject to the condition that $500,000 is paid on the Tranche Five Funding Date, subject to adjustment as provided in Sections 2.03 and
                  2.04 below (the "Tranche Five Funding Date").

The Tranche Two, Three, Four, and Five Funding Dates shall be extended for a period equal to any period that the registration statement required under the Registration Rights Agreement is filed after the date specified in Subsection 2(a) of the Registration Rights Agreement or that it is declared effective by the SEC after the dates specified in Subsection 2(c) of the Registration Rights Agreement.

         2.03 Increase to Number of Warrants. The number of Warrants specified above shall be adjusted as follows. The Warrants associated with each Tranche are only eligible for one adjustment.

                  (a) If any amount payable on any Funding Date is paid in full on or before the last preceding Funding Date and the amount payable on such last preceding Funding Date is also paid in full, the number of Warrants related to the specific Tranche paid in advance shall be increased by 25%, and the Warrant associated with the last preceding Tranche will also be increased by 25%.

                  (b) If the amount payable on the Tranche Two Funding Date is paid 30 days or more before such Tranche Two Funding Date, the number of Warrants in Tranche Two shall be increased by 25%.

                  (c) If the amount payable on the Tranche Four Funding Date or Tranche Five Funding Date is paid on or before September 30, 2006, the number of Warrants in Tranche Four or Tranche Five shall be increased by 50%.

Any amount payable on any Funding Date may be paid in full or in part; however, if any Tranche is paid only in part, any subsequent payments will be applied first to that partial payment until the applicable Tranche is paid in full before payments may be applied to any subsequent Tranche.

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

         2.04 Decrease to Number of Warrants. The number of Warrants specified above shall be adjusted as follows.

                  (a) If the amount payable on any Funding Date is not paid in full on or before such Funding Date, the number of Warrants related to such Funding Date shall be reduced by 25% of the original number of Warrants related to such Funding Date for each month after the Funding Date that passes before the payment is paid in full, until the number of Warrants related to Funding Date is reduced to zero (four months), after which the Purchaser shall have two months within which to pay the full amount due on such Funding Date. If the amount due on such Funding Date is not paid on or before the end of the sixth month after such Funding Date, Purchaser shall have no further right to pay for or purchase the Common Stock issuable on such Funding Date unless the Company, in its sole discretion, permits such purchase. The decrease or elimination of the number of Warrants shall be the sole and exclusive effect of any failure or refusal of the Purchaser to pay any amount payable on and Funding Date, and the Company shall have no right or remedy, including the remedy of specific performance, at law or in equity, against Purchaser if any amount related to any Funding Date is not paid in full or in part.

                  (b) If any amount payable on any Funding Date is paid in part and not in full, the number of Warrants related to such Funding Date shall be reduced one Warrant for each $0.20 of the amount payable but not paid on such Funding Date.

         2.05 Preexisting Rights. This Agreement and the parties' rights and obligations hereunder shall not abrogate the rights of Enviro Fresh, Inc. or Merwin D. Rasmussen, affiliates of Purchaser, under that Modification and Documentation of Obligation dated as of September 29, 2003.

         2.06 Payment of Purchase Price. All amounts payable by Purchaser hereunder on any Funding Date or the exercise of Warrants shall be paid by certified or official bank check, wire transfer, or other means acceptable to the Company. Payment may be made, at Purchaser's sole discretion, by cancellation of up to $100,000 in principal, plus any unpaid interest accrued thereon, owed by the Company to Purchaser or to an affiliate of Purchaser, provided that such debt is assigned to Purchaser prior to such payment. Payment shall not be deemed to have been received unless and until the Purchaser's payment, in whatever form, is collected in immediately available funds for the account of the Company by the Company's bank.

         2.07 Delivery of Certificates for Common Stock and Warrants. Within two Business Days after receipt of the purchase price by the Company, it shall transmit to the Purchaser such number of certificates as the Purchaser may reasonably request evidencing the Common Stock purchased and an original Warrant, signed by the appropriate officers of the Company, in the form of Exhibit A appropriately completed to reflect the terms of such Warrant pursuant to the provisions of this Agreement. In the absence of further written instructions, such certificates shall be (a) issued in even denominations of 100,000 shares, except that in the event the number of shares purchased is not an even increment of 100,000, one certificate shall be issued for such remaining lesser number, and (b) registered in the name of the Purchaser provided on the signature page hereof.

         2.08 Issuance Expenses. The Company shall pay all costs and expenses of issuing and delivering the certificates for the Common Stock and Warrants respecting the issuance and delivery of such securities to the Purchaser.

         2.09 Closing; Closing Date. The payment of $1,000,000 for the purchase of 5,000,000 shares of Common Stock shall be delivered to the Company against delivery to the Purchaser of one or more certificates for the shares so paid for and purchased and original Warrants as provided above (the "Closing") at the

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

offices of Kruse Landa Maycock & Ricks, LLC, 50 West Broadway, Eighth Floor, Salt Lake City, Utah, at 5:00 o'clock p.m., local time on December 12, 2005, or such date, time, and place as may be mutually acceptable to the parties hereto (the "Closing Date").


                                   ARTICLE III
                         REPRESENTATIONS OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"), as follows.

         3.01 Organization, Good Standing, and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are reflected on Schedule
3.01 hereto (the "Subsidiaries").

         3.02 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company and its officers, directors, and stockholders necessary for (a) the authorization, execution, and delivery of the Transaction Documents; (b) authorization of the performance of all obligations of the Company hereunder or thereunder; and (c) except as described on Schedule 3.02 hereto, the authorization, issuance (or reservation for issuance), and delivery of the Securities. The Transaction Documents constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability, relating to or affecting creditors' rights generally.

         3.03 Capitalization.

                  (a) The Company is authorized to issue (i) 50,000,000 shares of common stock, of which 25,229,546 shares are issued and outstanding as of the date of this Agreement and 8,325,500 shares are reserved for issuance on the exercise of outstanding options and warrants; and (ii) 1,000,000 shares of preferred stock, $0.001 par value per share, none of which is outstanding. The common stock has the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions set forth in the certificate of incorporation and amendments thereto. The undesignated preferred stock may be issued in such series with the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions as may be duly approved by the board of directors. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, were issued in full compliance with applicable law and any rights of third parties, and are owned by the Company, beneficially and of record, subject to no lien, encumbrance, or other adverse claim. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described above, there are no outstanding warrants, options, convertible securities, or other rights, agreements, or arrangements of any character under which the Company or

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

         any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 3.03(a) and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements, or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Prior to this Agreement, the Company has not granted any Person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  (b) Schedule 3.03(b) sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully-diluted basis giving effect to (i) the issuance of the Common Stock and the Warrants, (ii) any adjustments in other securities resulting from the issuance of the Common Stock or the Warrants, and
         (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 3.03(b), the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of common stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

                  (c) The Company does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

         3.04 Valid Issuance. The Common Stock has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid, nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Except as described on Schedule 3.04, the Company has reserved a sufficient number of shares of common stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

         3.05 Consents. The execution, delivery, and performance by the Company of the Transaction Documents and the offer, issuance, and sale of the Securities require no consent of, action by or in respect of, or filing with any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws that the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (a) the issuance and sale of the Securities, (b) the issuance of the Warrant Shares upon due exercise of the Warrants, and (c) the other transactions contemplated by the Transaction Documents from the provisions of any antitakeover, business combination, or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company's certificate of incorporation, bylaws, or any stockholder rights agreement that is or could become applicable to the Purchaser as a result of the transactions contemplated hereby, including the issuance of the Securities and the ownership, disposition, or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

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

         3.06 Over-the-Counter Bulletin Board Compliance. The Company's common stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Over-the-Counter Bulletin Board (the "OTCBB"), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the common stock under the Exchange Act or the quotation of the common stock on the OTCBB, nor has the Company received any notification that the SEC or the NASD is contemplating terminating such registration or listing, nor is the Company aware of any facts or circumstances that might reasonably be expected to result in such a transaction.

         3.07 Delivery of SEC Filings; Business. The Company has provided the Purchaser with copies of the Company's 10-KSB and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries taken as a whole.

         3.08 Use of Proceeds. The proceeds of the sale of the Common Stock and the Warrants hereunder shall be used by the Company as described in Schedule 3.08.

         3.09 No Material Adverse Change. Since September 30, 2004, except as identified and described in the SEC Filings or as described on Schedule 3.09, there has not been:

                  (a) any change in the consolidated assets, liabilities, financial condition, or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, except for changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                  (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                  (c) any material damage, destruction, or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                  (d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                  (e) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                  (f) any change or amendment to the Company's certificate of incorporation or bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                  (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

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

                  (h) any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

                  (i) the loss of the services of any key employee or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                  (j) the loss or threatened loss of any customer that has had or could reasonably be expected to have a Material Adverse Effect; or

                  (k) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

         3.10 SEC Filings; S-3 Eligibility.

                  (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company will be eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Purchaser as contemplated by the Registration Rights Agreement on February 1, 2006.

         3.11 No Conflict, Breach, Violation, or Default. To the Company's knowledge, the execution, delivery, and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the Company's certificate of incorporation or bylaws, both as in effect on the date hereof (copies of which have been provided to the Purchaser before the date hereof); or (b)(i) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties, or (ii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

         3.12 Tax Matters. To the Company's knowledge, the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals, and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties, or interest for any fiscal period or audits by any federal, state, or local taxing authority, except for any assessment that is not material to the Company and its Subsidiaries taken as a whole. To the Company's knowledge and except as described on Schedule 3.12, all taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on
Schedule 3.12, there are no outstanding tax-sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

         3.13 Title to Properties. To the Company's knowledge and except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

         3.14 Certificates, Authorities, and Permits. To the Company's knowledge, the Company and each Subsidiary possess adequate certificates, authorities, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

         3.15 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

         3.16 Intellectual Property.

                  (a) To the Company's knowledge, all Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs, and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries that is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute, or litigation and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

                  (b) All of the licenses and sublicenses and consent, royalty, or other agreements concerning Intellectual Property that are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition that will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such license agreement.

                  (c) To the Company's knowledge, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance, and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims, or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The

         Company and its Subsidiaries have a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

                  (d) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party and the Intellectual Property and Confidential Information of the Company and its Subsidiaries that are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent that seeks to limit or challenge or that concerns the ownership, use, validity, or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party and, to the Company's Knowledge, there is no valid basis for the same.

                  (e) To the Company's knowledge, the consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of, or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information that is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                  (f) All software owned by the Company or any of its Subsidiaries and, to the Company's Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries: (i) is free from any material defect, bug, virus, or programming, design, or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

                  (g) The Company and its Subsidiaries have taken reasonable steps to protect the rights of the Company and its Subsidiaries in their Intellectual Property and Confidential Information. Each employee, consultant, and contractor that has had access to Confidential Information that is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Confidential Information of the Company or its Subsidiaries to any third party.

         3.17 Environmental Matters. To the Company's knowledge, neither the Company nor any Subsidiary (a) is in violation of any statute, rule, regulation, decision, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (d) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability, or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or threatened investigation that might lead to such a claim.

         3.18 Litigation. Except as described on Schedule 3.18, there are no pending actions, suits, or proceedings against or affecting the Company, its Subsidiaries, or any of its or their properties; and to the Company's Knowledge, no such actions, suits, or proceedings are threatened or contemplated.

         3.19 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 3.19, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business and consistent (as to amount and nature) with past practices since the date of such financial statements, individually or in the aggregate, that have or could reasonably be expected to have a Material Adverse Effect.

         3.20 Insurance Coverage. To the Company's knowledge, the Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims, and risks against which it is customary for comparably situated companies to insure.

         3.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary, or the Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company, other than as described in Schedule 3.21.

         3.22 No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

         3.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

         3.24 Private Placement. The offer and sale of the Securities to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.

         3.25 Questionable Payments. Neither the Company, its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents, or other Persons acting on behalf of the Company or any Subsidiary, on behalf of the Company or any Subsidiary or in connection with their respective businesses, has: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of any nature.

         3.26 Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof or as disclosed on Schedule 3.26, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         3.27 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.28 Disclosures. The Transaction Documents delivered to the Purchaser in connection with the transactions contemplated herein, including all exhibits and schedules thereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
                          REPRESENTATIONS OF PURCHASER

         The Purchaser represents and warrants to the Company as follows as of the date of the Purchaser's execution of this Agreement and at and as of the Closing Date.

         4.01 Investment. The Purchaser (a) is acquiring the Securities solely for its own account for investment purposes and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of distributing the same, (b) has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof, and (c) is fully aware that in agreeing to sell the Securities and entering into this Agreement, the Company is relying upon the truth and accuracy of the representations and warranties contained herein.

         4.02 Authority for Agreement. The Purchaser has full power and authority to execute, deliver, and perform its obligations under this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized, or recapitalized specifically for the purpose of investing in the Company, or, if it has, all equity owners of the Purchaser are "accredited investors" as that term is defined in Section 5.01(a) of Regulation D promulgated under the Securities Act. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         4.03 Information. The Purchaser, or its purchaser representative or other duly constituted representative, (a) has reviewed the information and representations of the Company contained in, or incorporated by reference into, this Agreement and the Company Reports, and (b) has had the opportunity to make inquiry concerning the Company and its business and personnel. The officers of the Company have made available to each such Person any and all written information that it has requested and have answered to each such Person's satisfaction all inquiries made. The Purchaser understands that an investment in the Company involves a degree of risk, as set forth in the information provided by the Company.

         4.04 Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser, either alone or with its purchaser representative or other duly constituted representative, has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof, including a complete loss of its entire investment.

         4.05 Restrictions on Transfer. The Purchaser understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Securities may, under certain circumstances, be inconsistent with this exemption and may make the Purchaser an "underwriter" within the meaning of the Securities Act. The Purchaser acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available.

         4.06 Brokerage. Except as set forth on the signature page of this Agreement, no broker, finder, agent, or similar intermediary has acted on behalf of the Purchaser in connection with the Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees, or similar fees or commissions payable in connection therewith based on any agreement, arrangement, or understanding with the Purchaser.

         4.07 Legal Advice. The Purchaser has engaged its own legal advisors respecting its compliance with federal and state securities laws and federal, state, and local taxation laws respecting the transactions contemplated or permitted by this Agreement. The Purchaser has relied solely on its own such advisors and not on any statements or representations of the Company or its agents, attorneys, or accountants, written or oral. The Purchaser shall be solely responsible for its own compliance with applicable state and federal securities laws and applicable federal, state, and local tax laws related to this Agreement and the transactions contemplated hereby.


                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.01 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser.

                  (a) The representations and warranties made by the Company in
         Section 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                  (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

                  (c) The Company shall have executed and delivered the Registration Rights Agreement.

                  (d) The Company shall have entered into the agreements superseding the Executive Employment Agreements of February 11, 2005, with James R. Spencer, Scott A. Mayfield, and Merwin D. Rasmussen attached hereto at Exhibit C.

                  (e) The Company shall have entered into the agreements with certain Affiliates of Purchaser restructuring debt owed by the Company to those Affiliates attached hereto at Exhibit D.

                  (f) The Company shall have entered into cost-containment measures reasonably satisfactory to Purchaser.

                  (g) No judgment, writ, order, injunction, award, or decree of or by any court or judge, justice, or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                  (h) The Company shall have delivered a certificate, executed on behalf of the Company by its chief executive officer or its chief financial officer, dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a), (b), (d),
         (e), (f), (g), and (j) of this Section 5.01.

                  (i) The Company shall have delivered a certificate, executed on behalf of the Company by its authorized officer, dated as of the Closing Date, certifying the resolutions adopted by the Company's board of directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Company's certificate of incorporation and bylaws and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

                  (j) No stop order or suspension of trading shall have been imposed by the National Association of Securities Dealers, Inc., the SEC, or any other governmental regulatory body with respect to public trading in the common stock.

                  (k) The Company shall have caused to be delivered to the Company irrevocable proxies from stockholders owning of record not less than 50% of the issued and outstanding stock of the Company appointing Purchaser as the proxy and attorney-in-fact of such stockholders to approve the proposed increase in the authorized capitalization of the Company in accordance with this Agreement.

         5.02 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company.

                  (a) The representations and warranties made by the Purchaser in Article IV hereof, other than the representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.04, 4.05, and 4.06 (the
         "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                  (b) The Purchaser shall have executed and delivered the Registration Rights Agreement.

                  (c) The Purchaser shall have delivered the purchase price to the Company.

         5.03 Termination of Obligations to Effect Closing; Effects.

                  (a) The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

                           (i) upon the mutual written consent of the Company
                  and the Purchaser;

                           (ii) by the Company if any of the conditions set
                  forth in Section 5.02 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                           (iii) by the Purchaser if any of the conditions set
                  forth in Section 5.01 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

                           (iv) by either the Company or the Purchaser if the
                  Closing has not occurred on or prior to December 31, 2005;

         provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                  (b) In the event of termination by the Company or the Purchaser of their obligations to effect the Closing pursuant to this
         Section 5.03, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 5.03 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

                                   ARTICLE VI
                CONDITIONS TO CLOSING OF SUBSEQUENT FUNDING DATES

         The obligation of the Purchaser to purchase the Securities at the Closing of Funding Dates subsequent to the Closing Date shall be subject to the fulfillment to the Purchaser's satisfaction, on or prior to such Funding Date, of the following conditions, any of which may be waived by the Purchaser.

                  (a) The Company shall have delivered a certificate, executed on behalf of the Company by its chief executive officer and chief financial officer, dated as of such Funding Date, certifying the continued fulfillment of the conditions specified in subsections (a),
         (b), (c), (d), (e), (f), (g), (h), and (k) of Section 5.01 of this
         Agreement and the Company's compliance with all covenants under Article VII of this Agreement required to have been performed, satisfied, or met on or before such Funding Date.

                  (b) At each Funding Date, the Company shall have sufficient authorized but unissued shares to issue the shares of Common Stock and shall have reserved a sufficient number of authorized but unissued shares of common stock issuable upon the exercise of the Warrants associated with such Funding Date.

                  (c) At the Tranche Two Funding Date, the Company shall deliver a certificate, executed on behalf of the Company by its chief executive officer and chief financial officer, dated as of the Tranche Two Funding Date, certifying that the Company has had $1.0 million or more in unaudited revenue in the previous six whole calendar months, as determined in accordance with GAAP (except to the extent required by changes in GAAP).

                  (d) At the Tranche Four Funding Date, the Company shall deliver a certificate, executed on behalf of the Company by its chief executive officer and chief financial officer, dated as of the Tranche Four Funding Date, certifying that the Company has had $3.0 million or more in unaudited revenue in the previous 12 whole calendar months, as determined in accordance with GAAP (except to the extent required by changes in GAAP).

                  (e) At each Funding Date, the Company shall have maintained the continued registration of the Company's common stock pursuant to
         Section 12(g) of the Exchange Act and the continued quotation of the Company's common stock on the OTCBB (or such other national exchange or listing reasonably acceptable to Purchaser), must not have received any notification that the SEC or the NASD is contemplating terminating such registration or listing, and must not be aware of any facts or circumstances that might reasonably be expected to result in such a termination.


                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE COMPANY

         7.01 Reservation of Common Stock. The Company shall cause its authorized common stock to be increased to 100,000,000 shares and shall, at all times, reserve and keep available out of its authorized but unissued shares of common stock such number of shares of common stock as shall from time to time equal the number of shares sufficient to permit the shares of Common Stock to be issued in Tranches Two through Five and to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

         7.02 Reports. The Company will furnish to Purchaser and/or its assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by Purchaser and/or its assignees; provided, however, that the Company shall not disclose material, nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information, the Company identifies such information as being material, nonpublic information and provides the Purchaser and such advisors and representatives with the opportunity to accept or refuse to accept such material, nonpublic information for review and Purchaser enters into an appropriate confidentiality agreement with the Company with respect thereto.

         7.03 No Conflicting Agreements. The Company will not take any action, enter into any agreement, or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchaser under the Transaction Documents.

         7.04 Insurance. The Company shall not materially reduce the insurance coverages described in Section 3.20.

         7.05 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of all governmental authorities.

         7.06 Quotation of Common Stock. The Company will use commercially reasonable efforts to continue the quotation and trading of its common stock on the OTCBB and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing, and other obligations under the bylaws or rules of the OTCBB.

         7.07 Board of Directors. The Company shall cause one independent member to be appointed to the Company's board of directors, subject to the approval of the Purchaser, within 45 days of the Closing Date, and a second independent member, subject to the approval of the Purchaser, within 30 days after the effectiveness of the registration statement pursuant to the Registration Rights Agreement. If the Company has not caused to be appointed either independent member to the board of directors by the required dates, the Company shall cause an independent member selected by the Purchaser to be appointed to the Company's board of directors.

         7.08 Investor Relations. The Company shall obtain within 60 days of the Closing Date qualified internal or external investor relations capabilities, acceptable to Purchaser, and maintain such relationships to assure effective communications with the investment community in compliance with applicable laws.

         7.09 Operating Plan. Within 60 days following the Closing Date, the Company shall provide Purchaser a detailed operating plan, approved by its board of directors, which shall include discussions of the Company's technology, product development, marketing strategies, competitive differentiation and competition, intellectual property, and financial strategy, as well as an executive summary.

         7.10 Financial Projections and Operating Budgets. Within 30 days following the Closing Date, the Company shall provide Purchaser with financial projections for the following three years, which shall be detailed in monthly projections for the first 12 months and then in quarterly projections thereafter. These financial projections shall include:

                  (a) revenue by product, service, vertical market, and customer;

                  (b) cost and expense projections;

                  (c) capital expenditures;

                  (d) statement of operations;

                  (e) balance sheet; and

                  (f) cash flow statement.

These financial projections shall be the basis for the Company's departmental and function-based operating budgets, which shall be updated and provided to the Purchaser on a quarterly basis.

         7.11 Existing Loans. The Company shall pay all existing loans to Purchaser and its Affiliates when due, unless such payments are waived by Purchaser or its Affiliate, as applicable, in its sole discretion.

         7.12 Right of First Refusal. For 18 months following the Closing Date or until the funding of all five Tranches is complete, the Purchaser shall have a 30-day right of first refusal to provide any required equity financing. The Company shall provide the Purchaser with notice of its intent to seek additional equity financing setting forth the description of the Securities to be offered, the sales price, the terms of purchase, and other material business terms of the proposed financing, and the Purchaser shall have 30 days to provide some or all of the proposed financing on the terms proposed. Only after the expiration of the 30-day notice period (or receipt of the Purchaser's written notice that it will not provide some or all of the proposed equity financing) may the Company consummate any proposed equity financing with any investor other than the Purchaser during the succeeding 180 days at a price and on other terms no less favorable to the Company than as set forth in such notice. If the Company does not complete the foregoing financing within 180 days after the expiration of the 30-day notice period (or receipt of the Purchaser's written notice that it will not provide some or all of the proposed equity financing), the Company shall be required to provide a new notice of intent to seek equity financing as provided above before obtaining equity financing. This right of first refusal shall not apply to any equity issuances in connection with the Company's stock inventive plan, any options or warrants granted prior to the Closing Date, business acquisitions, joint ventures, strategic alliances, technology development agreements, or partnering or licensing agreements that are approved by the board of directors, or to a firm commitment underwritten offering of the Company's securities. This right shall expire prior to the end of the 18-month period in the event the Purchaser fails to fully fund on any Funding Date, subject to the extensions permitted in Section 2.03 of this Agreement.

         7.13 Termination of Covenants. The provisions of Sections 7.02 through
7.12 shall terminate and be of no further force and effect upon the earlier of
(a) the mutual consent of the Company and the Purchaser or (b) the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.


                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

         8.01 Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement; provided, however, that the provisions contained in
Article 7 hereof shall survive in accordance therewith.

         8.02 Indemnification. The Company agrees to indemnify and hold harmless, on an after-insurance recovery basis, the Purchaser and its Affiliates and their respective directors, officers, employees, and agents from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorney fees, disbursements, and other expenses incurred in connection with investigating, preparing, or defending any action, claim, or proceeding, pending or threatened, and the costs of enforcement hereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant, or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

         8.03 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim, or circumstances that would or might give rise to a claim or the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought pursuant to Section 8.02, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 Opportunity to Review; Advisors; Investigation. Prior to the execution of this Agreement, each party has had the opportunity to review the schedules and exhibits to this Agreement, and has been afforded the opportunity to engage its own attorneys, accountants, and other advisors to assist in the review of such schedules and other information and has made its own decision respecting the extent to which it has engaged such attorneys, accountants, and other advisors. The representations, warranties, and agreements of each party hereto shall remain operative and in full force and effect regardless of any affiliation of the Purchaser with the Company or investigation made by or on behalf of either party, any person controlling either party, or any of their officers, directors, managers, partners, representatives, attorneys, accountants, or agents, whether prior to or after the execution of this Agreement.

         9.02 No Assignment. This Agreement and the rights and obligations of the Purchaser may not be assigned in whole or in part by the Purchaser to any Person without the prior written consent of the Company, which such consent may be granted or withheld by the Company in its sole discretion.

         9.03 Costs. The Company shall pay all of the costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as expressly otherwise provided herein, and shall reimburse the Purchaser up to $10,000 for costs and expenses incurred by Purchaser in connection with this Agreement.

         9.04 Confidentiality. The Purchaser shall keep confidential and will not disclose or divulge any Confidential Information that Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to Purchaser pursuant to this Agreement, or pursuant to visitation or inspection courtesies extended to Purchaser, unless such information is known, or until such information becomes known, to the public; provided, however, that the Purchaser may disclose such information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any permitted prospective purchaser of any of the Securities from Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this section, or (c) to any Affiliate of Purchaser; subject to the agreement of such party to keep such information confidential as set forth herein.

         9.05 Notice. Any notice, demand, request or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one Business Day after the date so sent, if delivered by overnight courier service; or three Business Days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

                  if to the Company, to:   Aradyme Corporation
                                           1255 North Research Way, Bldg. Q3500
                                           Orem, UT  84097
                                           Telephone: (801) 705-5000
                                           Facsimile: (801) 705-5001

                  if to Purchaser, to:     Eagle Rock Capital, LLC
                                           5722 S 1300 W
                                           Salt Lake City, UT 84123
                                           Telephone: (801) 964-3456
                                           Facsimile: (801) 964-3484

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

         9.06 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the nonprevailing party shall reimburse the prevailing party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein, including such costs that are incurred in any bankruptcy or appellate proceeding.

         9.07 Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing.

         9.08 Form of Execution; Counterparts. A valid and binding signature hereto or any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been executed. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         9.09 Construction. This Agreement is the result of negotiation between the parties hereto, each of which has been, or has had the opportunity to be, represented by independent legal counsel of such party's own selection. Accordingly, no provision of this Agreement or any agreement, certificate, or other writing delivered in accordance with this Agreement shall be constructed against any party merely because of such party's involvement in its preparation.

         9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         9.11 Validity of Provisions and Severability. If any provision of this Agreement is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken. However, the validity, legality, and enforceability of any such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

         9.12 Entire Agreement; Modification. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, courses of dealing, and discussions, whether oral or written, between the parties hereto, including any subsidiary of the Company. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         9.13 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                                   ARADYME CORPORATION


                                   By: /s/ James R. Spencer
                                      ------------------------------------------
                                      James R. Spencer, Chief Executive Officer
                                   Date:  December 12, 2005
                                          --------------------------------------

                                   EAGLE ROCK CAPITAL, LLC


                                   By:  /s/ Merwin D. Rasmussen
                                      ------------------------------------------
                                      Merwin D. Rasmussen, Manager

                                   Date:   12/12/05
                                          --------------------------------------
                                   Tax Identification Number:
                                                             -------------------

                                                                       Exhibit A

                                                                 Form of Warrant

                                                                       Exhibit B

                                           Form of Registration Rights Agreement

                                                                       Exhibit C

                                                           Employment Agreements

                                                                       Exhibit D

                                 Restructure of Debt with Affiliate of Purchaser